Exhibit (a)(1) You may have received an unsolicited tender offer by Everest REIT Investors I, LLC (“Everest”) to purchase up to 1,600,000 shares of Class C common stock of CPA®:18 – Global (“CPA®:18”) at a price of $6.20 per share, less cash distributions paid by CPA®:18 after December 20, 2018. Neither CPA®:18 nor W. P. Carey Inc. is associated with Everest or this unsolicited offer. CPA®:18 – GLOBAL’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS REJECT THE TENDER OFFER The following factors were considered by the Board in evaluating the Everest tender offer: • The $6.20 per share offer is 28% less than the current CPA®:18 estimated net asset value (“NAV”) of $8.57 per share, which is based in part on an independent third party appraisal. • Everest acknowledges that their offer price is an opportunistic attempt to make a profit and not in the best financial interest of investors. Everest did not obtain independent valuations or appraisals of CPA®:18’s assets. • CPA®:18 currently maintains a quarterly redemption program pursuant to which CPA®:18, subject to the terms of the redemption program, redeems shares at 95% of NAV. • There is no independent third party holding funds for payment and Everest may have access to the shares tendered by investors before tendering investors have been paid. • There is no guarantee that Everest can or will complete the offer as soon as contemplated and reserves the right to amend the terms of the offer, including decreasing the offer price or changing the number of shares being sought at any time before the offer expires. If you sell your CPA®:18 shares to Everest, you will not be entitled to any future quarterly cash distributions paid by CPA®:18. CPA®:18 has paid 21 consecutive quarterly cash distributions for Class C shares since its inception, totaling $2.81 per share. CPA®:18’s most recent quarterly distribution per Class C share was $0.1374, which represents an annualized distribution rate of 5.88%. For more information regarding the reasons the Board recommends investors reject the offer, please see the Schedule 14D-9 filed with the Securities and Exchange Commission available on CPA®:18’s website at www.cpa18global.com. PLEASE CONTACT W. P. CAREY’S INVESTOR RELATIONS DEPARTMENT AT 1-800-WP CAREY (800-972-2739) OR IR@WPCAREY.COM WITH ANY QUESTIONS. Please consult your financial and tax advisors before making any decisions affecting your investment. 1-800-WP CAREY • www.cpa18global.com • IR@wpcarey.com

50 Rockefeller Plaza | New York, NY 10020 Cautionary Note Regarding Forward-Looking Statements These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to, statements regarding: the amount and timing of any future dividends; statements regarding our corporate strategy and underlying assumptions about the Company’s portfolio (e.g. occupancy rate, lease terms, and tenant credit quality, including expectations about tenant bankruptcies and interest coverage), possible new acquisitions and dispositions, and international exposure; future capital expenditure levels, including any plans to fund future liquidity needs, and future leverage and debt service obligations; capital structure; statements that the Company makes regarding the Company’s ability to remain qualified for taxation as a real estate investment trust, and the Tax Cuts and Jobs Act in the United States; the impact of recently issued accounting pronouncements; other regulatory activity, such as the General Data Protection Regulation in the European Union or other data privacy initiatives; and the general economic outlook. It is important to note that actual results could be materially different from those projected in such forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on the Company’s business, financial condition, liquidity, results of operations, modified funds from operations, and prospects. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties, and other factors that may materially affect the Company’s future results, performance, achievements, or transactions. Information on factors that could impact actual results and cause them to differ from what is anticipated in the forward-looking statements contained herein is included in other filings with the Securities and Exchange Commission, or the SEC, including but not limited to those described in Item 1A. Risk Factors in the Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 12, 2018. Moreover, because the Company operates in a very competitive and rapidly changing environment, new risks are likely to emerge from time to time. Given these risks and uncertainties, stockholders are cautioned not to place undue reliance on these forward-looking statements as a prediction of future results, which speak only as of the date hereof, unless noted otherwise. Except as required by federal securities laws and the rules and regulations of the SEC, the Company does not undertake to revise or update any forward-looking statements. CPA®:18 – GLOBAL’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS REJECT THE UNSOLICITED TENDER OFFER MADE BY EVEREST REIT INVESTORS I, LLC